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                                              FORETHOUGHT LIFE INSURANCE COMPANY

December 14, 2015

Board of Directors
Forethought Life Insurance Company
300 North Meridian Street, Suite 1800
Indianapolis, IN 46204

RE:  SEPARATE ACCOUNT A
     FORETHOUGHT LIFE INSURANCE COMPANY
     File No. 333-191097

Dear Sir/Madam:

I have acted as Vice President and Assistant General Counsel to Forethought Life Insurance Company (the "Company"), an Indiana insurance company and Separate Account A (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Indiana and is duly authorized by the Insurance Department of the State of Indiana to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 27-1-5-1 of the Indiana Code.

3. To the extent so provided under the contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contacts and the Account.

Sincerely yours,

/s/ Sarah M. Patterson
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Sarah M. Patterson
Vice President and Assistant
General Counsel